Exhibit T3A.8
CERTIFICATE OF ELECTION
OF SOUTHEASTERN NEWSPAPERS CORPORATION
(a Georgia corporation)
TO BECOME A
LIMITED LIABILITY COMPANY
NAMED “SOUTHEASTERN NEWSPAPERS COMPANY, LLC”
ARTICLE I.
     The name of the entity electing under Section 14-11-212 of the Georgia Limited Liability Company Act (“Act”) to become a limited liability company is SOUTHEASTERN NEWSPAPERS CORPORATION (“Corporation”), a Georgia corporation.
ARTICLE II.
     The Corporation hereby elects to become a limited liability company pursuant to Section 14-11-212 of the Act.
ARTICLE III.
     This election shall become effective upon the filing of this certificate with the Secretary of State for the State of Georgia.
ARTICLE IV.
     This election has been approved by the sole shareholder of the Corporation in accordance with O.C.G.A. §§ 14-11-212 and 14-2-1109.1.
ARTICLE V.
     The sole member of the limited liability company being formed from the Corporation, pursuant to this election, has entered into an operating agreement that is effective immediately upon the effectiveness of this election, and such operating agreement provides for the basis and method of converting the ownership interest as it existed in the Corporation prior to this election into the respective membership interest of the member in the limited liability company being formed by this election.
SIGNATURE ON FOLLOWING PAGE

     EXECUTED AND EFFECTIVE as of the 26th day of September, 2001.

By:	/s/ Will S. Morris IV
Will S. Morris IV, as President,
Southeastern Newspapers Corporation

ARTICLES OF ORGANIZATION
OF
SOUTHEASTERN NEWSPAPERS COMPANY, LLC
Article 1.
     The name of the limited liability company is SOUTHEASTERN NEWSPAPERS COMPANY, LLC (hereinafter “Company”).
Article 2.
     Management of the Company is vested in one or more managers elected in accordance with such operating agreement agreed to by the members of the Company or the Georgia Limited Liability Company Act.
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization effective this 26th day of September, 2001.

/s/ Will S. Morris IV
Will S. Morris IV, Organizer, Southeastern
Newspapers Company, LLC

AMENDMENT TO ARTICLES OF ORGANIZATION
OF
SOUTHEASTERN NEWSPAPERS COMPANY, LLC
(a Georgia limited liability company)
ARTICLE I
     The name of the limited liability company is “SOUTHEASERN NEWSPAPERS COMPANY, LLC” (the “Company”).
ARTICLE II
     The Company’s Articles of Organization were filed on September 27, 2001.
ARTICLE III
     Article 2 of the Company’s Articles of Organization is hereby deleted in its entirety.
     IN WITNESS WHEREOF, this Amendment to Articles of Organization has been executed by the undersigned this 19th day of May, 2009.

SOUTHEASTERN NEWSPAPERS COMPANY, LLC By: Morris Publishing Group, LLC As its: Sole Member
By:	/s/ William S. Morris III
William S. Morris III
As its: Vice President

SOUTHEASTERN NEWSPAPERS COMPANY, LLC
By:	/s/ William S. Morris III
William S. Morris III
As its: Vice President